UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2019

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38169	45-3864597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street – 7th Floor

New York, New York 10004

(Address of principal executive offices, including zip code)

(212) 461-2315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TYME	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “the Company,” “we” and “our” refer to Tyme Technologies, Inc., a Delaware corporation, together with its subsidiaries (“Tyme”).

Item 1.01	Entry into a Material Definitive Agreement.

On October 18, 2019, Tyme entered into an Open Market Sale AgreementSM (the “Sale Agreement”) with Jefferies LLC (“Jefferies”), pursuant to which the Company may, from time to time, sell shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), having an aggregate offering price of up to $30,000,000 through Jefferies, as the Company’s sales agent. The Shares will be offered and sold by the Company pursuant to its previously filed and currently effective Registration Statement on Form S-3, as amended (Reg. No. 333-211489) (the “Registration Statement”). The Shares may only be offered and sold by means of a prospectus, including a prospectus supplement, forming part of the effective Registration Statement.

Tyme is not obligated to make any sales under the Sale Agreement. Any sales of Shares will be made by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including block transactions, sales made directly on The Nasdaq Capital Market or sales made into any other existing trading market for our Common Stock. Jefferies will use commercially reasonable efforts to sell the Shares from time to time, based on the instructions of the Company. Tyme will pay Jefferies a commission rate of three percent (3%) of the gross proceeds from the sales of Shares sold pursuant to the Sale Agreement. The Company has also provided Jefferies with customary indemnification rights. Both parties have the right, by giving written notice as specified in the Sale Agreement, to terminate the Sale Agreement in each party’s sole discretion at any time.

The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full Sale Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell the Shares or a solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01	Other Events.

The opinion of Drinker Biddle & Reath LLP regarding the legality of the issuance of the Shares is attached as Exhibit 5.1 hereto and is incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

Set forth below is a list of the exhibits to this Current Report on Form 8-K.

Exhibit Number	Description

1.1	Open Market Sale Agreement, dated as of October 18, 2019, by and between Tyme Technologies, Inc. and Jefferies LLC

5.1	Opinion of Drinker Biddle & Reath LLP

23.1	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: October 18, 2019	By:	/s/ Ben R. Taylor
Ben R. Taylor, President and Chief Financial Officer